Exhibit (d.6)

SCHEDULE A

Master Advisory Fee Waiver Agreement for iShares, Inc.

(Amended as of December 5, 2013)

(all percentages are expressed as a percentage of average daily net assets):

Fund	Advisory Fee Waiver	Last Day of Term
iShares MSCI Emerging Markets ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares MSCI All Country World Minimum Volatility ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares MSCI Global Agriculture Producers ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares MSCI Global Metals & Mining Producers ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares Core MSCI Emerging Markets ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares MSCI Emerging Markets Minimum Volatility ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.25%.	December 31, 2014

iShares Emerging Markets Dividend ETF	With respect to the Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by the Fund in other series of iShares Trust, iShares, Inc. and iShares MSCI Russia Capped ETF, Inc.	December 31, 2014

iShares Emerging Markets Dividend ETF	With respect to the Fund, any additional portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Asia ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets EMEA ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Growth ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares MSCI Emerging Markets Value ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.49%.	December 31, 2014

iShares Global ex USD High Yield Corporate Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2015

iShares Global High Yield Corporate Bond ETF	With respect to the Fund, any portion of its management fee necessary so as not to exceed a net total expense ratio of 0.40%.	February 28, 2015

ISHARES, INC. on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Jack Gee	By:	/s/ Edward Baer
	Jack Gee		Edward Baer
	Chief Financial Officer, iShares, Inc.		Managing Director

Dated: December 5, 2013

[Signature Page to Amended Schedule A of Master Advisory Fee Waiver Agreement]